As filed with the Securities and Exchange Commission on January 26, 2024

Registration Statement No. 333-276266

Registration Statement No. 333-268956

Registration Statement No. 333-250078

Registration Statement No. 333-228960

Registration Statement No. 333-198716

Registration Statement No. 333-238329

Registration Statement No. 333-217814

Registration Statement No. 333-158323

Registration Statement No. 333-130636

Registration Statement No. 333-05143

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8 REGISTRATION STATEMENT NO. 333-276266

FORM S-8 REGISTRATION STATEMENT NO. 333-268956

FORM S-8 REGISTRATION STATEMENT NO. 333-250078

FORM S-8 REGISTRATION STATEMENT NO. 333-228960

FORM S-8 REGISTRATION STATEMENT NO. 333-198716

FORM S-8 REGISTRATION STATEMENT NO. 333-238329

FORM S-8 REGISTRATION STATEMENT NO. 333-217814

FORM S-8 REGISTRATION STATEMENT NO. 333-158323

FORM S-8 REGISTRATION STATEMENT NO. 333-130636

FORM S-8 REGISTRATION STATEMENT NO. 333-05143

UNDER

THE SECURITIES ACT OF 1933

________________________

NAVIDEA BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2835	31-1080091
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

________________________

4100 Horizons Drive, Suite 205

Columbus, Ohio 43220

(614) 793-7500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Navidea Biopharmaceuticals, Inc. 2023 Equity Incentive Plan

Navidea Biopharmaceuticals, Inc. 2014 Stock Incentive Plan

Navidea Biopharmaceuticals, Inc. 401(k) Plan and Trust

Neoprobe Corporation 401(k) Plan

Neoprobe Corporation 1996 Stock Incentive Plan

(Full title of the plans)

________________________

Craig A. Dais

Chief Financial Officer

Navidea Biopharmaceuticals, Inc.

4100 Horizons Drive, Suite 205

Columbus, Ohio 43220

(614) 793-7500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________

Copy to:

William M. Mower, Esq.

Maslon LLP

225 South Sixth Street, Suite 2900

Minneapolis, MN 55402

612-672-8358

________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), is filing this Post‑Effective Amendment No. 1 (the “Post-Effective Amendment”) to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) previously filed with the Securities and Exchange Commission (the “SEC”):

●

Registration Statement on Form S-8 (File No. 333-276266) filed on December 26, 2023, registering 10,000,000 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), issuable pursuant to the Navidea Biopharmaceuticals, Inc. 2023 Equity Incentive Plan;

●

Registration Statement on Form S-8 (File No. 333-268956) filed on December 22, 2023, registering 6,000,000 shares of Common Stock of the Company, issuable pursuant to the Navidea Biopharmaceuticals, Inc. 2014 Stock Incentive Plan (as amended and restated as of December 8, 2022);

●

Registration Statement on Form S-8 (File No. 333-250078) filed on November 13, 2020, registering 1,000,000 shares of Common Stock of the Company, issuable pursuant to the Navidea Biopharmaceuticals, Inc. 2014 Stock Incentive Plan (as amended and restated September 10, 2020);

●

Registration Statement on Form S-8 (File No. 333-228960) filed on December 21, 2018, registering 10,000,000 shares of Common Stock of the Company, issuable pursuant to the Navidea Biopharmaceuticals, Inc. 2014 Stock Incentive Plan (as amended and restated August 16, 2018);

●

Registration Statement on Form S-8 (File No. 333-198716) filed on September 12, 2014, registering 7,000,000 shares of Common Stock of the Company, issuable pursuant to the Navidea Biopharmaceuticals, Inc. 2014 Stock Incentive Plan;

●

Registration Statement on Form S-8 (File No. 333-238329) filed on May 18, 2020, registering 500,000 shares of Common Stock of the Company, issuable pursuant to the Navidea Biopharmaceuticals, Inc. 401(k) Plan and Trust, as amended;

●

Registration Statement on Form S-8 (File No. 333-217814) filed on May 9, 2017, registering 500,000 shares of Common Stock of the Company, issuable pursuant to the Navidea Biopharmaceuticals, Inc. 401(k) Plan and Trust, as amended;

●

Registration Statement on Form S-8 (File No. 333-158323) filed on March 31, 2009, registering 400,000 shares of Common Stock of the Company, issuable pursuant to the Neoprobe Corporation 401(k) Plan, as amended;

●

Registration Statement on Form S-8 (File No. 333-130636) filed on December 22, 2005, registering 400,000 shares of Common Stock of the Company, issuable pursuant to the Neoprobe Corporation 401(k) Plan; and

●

Registration Statement on Form S-8 (File No. 333-05143) filed on June 4, 1996, registering 1,500,000 shares of Common Stock of the Company, issuable pursuant to the Neoprobe Corporation 1996 Stock Incentive Plan.

On October 23, 2023, the Company’s Common Stock was delisted from the NYSE American LLC (“NYSE American”). As a result of the delisting from NYSE American, the Company intends to deregister and terminate its reporting obligations under the Securities and Exchange Act of 1934, as amended. Therefore, the Company has determined to terminate all offerings of securities under the Registration Statements. The Company is filing this Post-Effective Amendment to terminate the effectiveness of the Registration Statements and, in accordance with the undertakings made by the Company in the Registration Statements, to remove from registration any and all securities registered but unsold or otherwise unissued under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on January 26, 2024.

NAVIDEA BIOPHARMACEUTICALS, INC.

/s/ Craig A. Dais
Craig A. Dais
Chief Financial Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.